Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-208202) of Match Group, Inc., and
(2) Registration Statement (Form S-8 No. 333-218280) of Match Group, Inc.
of our reports dated March 1, 2018, with respect to the consolidated and combined financial statements and schedule of Match Group, Inc., and the effectiveness of internal control over financial reporting of Match Group, Inc., included in this Annual Report (Form 10-K) of Match Group, Inc. for the year ended December 31, 2017.

/s/ ERNST & YOUNG LLP

New York, New York
March 1, 2018